UNITED STATES
                          SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, D.C. 20549


                                 ____________________


                                       FORM 8-K


                                    CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15 (d) OF THE
                           SECURITIES EXCHANGE ACT OF 1934




      Date of report (Date of earliest event reported)    October 31, 1995
                                                          ------------------

                                 PLAYTEX PRODUCTS, INC.
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                  (Exact Name of Registrant as Specified in Charter)
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           Delaware                    33-25485-01         51-0312772
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      (Date or Other Jurisdiction     (Commission         (IRS Employer
       of Incorporation)               File Number)       Identification No.)


          300 Nyala Farms Road,    Westport,  Connecticut       06880
      ----------------------------------------------------------------------
           (Address of Principal Executive Offices)           (Zip Code)


      Registrant's telephone number, including area code   (203)  341-4000
                                                        --------------------

      _____________________________________________________________________
       (Former Name or Former Address,  if Changed Since Last Report)

          Item 2.        Acquisition or Disposition of Assets

                  The summary of the agreement described below does not purport to be complete and is qualified in its entirety by reference to the agreement, a copy of which has been filed as an exhibit to this report.

                  On October 31, 1995 Playtex Products, Inc., a Delaware corporation ("Playtex"), and BBA Acquisition, Inc., a Delaware corporation and wholly owned subsidiary of Playtex, purchased all issued and outstanding common shares, not previously owned by Playtex, of Banana Boat Holding Corporation ("BBH"), a Delaware corporation and manufacturer of Banana Boat sun and skin care products (the "Transaction"). The Transaction was pursuant to an agreement, and plan of merger dated October 17, 1995.

               Playtex has historically realized 42.5% of the operating profits from the sale of Banana Boat products, in accordance with the terms of a distribution agreement between BBH and Playtex. Following the Transaction, Playtex's equity ownership of BBH increased from 22% to 100% and its interest in the operating profits from the sale of Banana Boat products increased to 100%.

               The net funds expended associated with the Transaction, included the purchase price of approximately $40.4 million, the retirement of $27.1 million of BBH's long-term debt, the assumption of BBH's working capital facility and the payment of accrued interest and transaction fees of approximately $4.5 million. The Transaction was financed with approximately $34.5 million of existing cash balances and advances on its acquisition credit facility of $37.5 million.

                  Thomas H. Lee, a director and material shareholder of Playtex, was a director of BBH and directly and indirectly controlled 66.7% of BBH's outstanding common stock.

Item 7.   Financial Statements, Pro Forma Financial Information and Exhibits

 (a) (b) The audited financial statements are filed as Exhibit
          99.1 to this report.

          It is impractical to provide the required unaudited
          Banana Boat Holding Corporation financial statements as of and for the nine month period ended September 30, 1995 and the required pro forma financial information as of the date of this filing. The required unaudited financial statements and the pro forma financial information will be filed as soon as is practical, but no later than sixty (60) days after the date of this report.

 (c)      Exhibits

          Exhibit
          Number      Description
          ------      -----------

          10.1        Agreement and plan of merger by and
                      among Playtex Products, Inc., BBA
                      Acquisition, Inc. and Banana Boat Holding
                      Corporation, dated October 17, 1995.

          99.1 Banana Boat Holding Corporation, audited financial statements, as of and for the years ended December 31, 1994 and December 25, 1993 (with Independent Auditor's Report thereon)

                                      SIGNATURES



             Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.







                                        PLAYTEX PRODUCTS, INC.




          Date:    November 14, 1995            By: /s/ Michael F. Goss
               ---------------------                    ---------------
                                                Michael F. Goss
                                                Executive Vice President and
                                                Chief Financial Officer